Exhibit 99.1

            FIRST NIAGARA FINANCIAL GROUP, INC. REPORTS 1st QUARTER
                        DILUTED EPS OF $0.11 PER SHARE;
                         PROVIDES 2003 EARNINGS GUIDANCE

Lockport, N.Y. - April 10, 2003 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the quarter ended March 31, 2003 increased to $7.6 million from $7.5 million for the same period of 2002, or $0.11 per diluted share for both periods. As a result of the Company's second step stock conversion effective January 17, 2003, all prior year per share amounts have been adjusted to reflect the 2.58681 exchange ratio.

"We continue to take steps that create long-term shareholder value," stated Chairman, President and CEO, William E. Swan. "During the first quarter we took advantage of a favorable market for bank stocks by completing our second step stock offering. We immediately put a portion of those proceeds to work with the simultaneous acquisition of Finger Lakes Bancorp, Inc. We now have over $350 million of available capital, which provides us with a significant opportunity for growth. Even though we have excess capital, we remain disciplined and focused on our long-term strategic plan. As a result, in February, we sold our third-party benefit plan administrator subsidiary, as it was not considered a core strategic business. Additionally, we remain committed to our asset/liability management strategy of conservatively investing our offering proceeds and excess funds from operations in short-term investments, which might be foregoing some short-term profits in 2003, but we believe this approach will benefit us in the long-run as interest rates rise."

Net interest income was $25.4 million for the first quarter of 2003 compared to $22.2 million for the first quarter of 2002. This 14% increase was a result of a $419.2 million increase in net earning assets from March 31, 2002 to March 31, 2003, primarily due to the second step stock offering in January 2003. Additionally, total loans outstanding at March 31, 2003 grew 18% to $2.23 billion as compared to $1.89 billion at March 31, 2002. This was largely the result of the acquisition of Finger Lakes in the first quarter of 2003, which added $203.1 million of loans to the Company's portfolio and the continued expansion of our commercial lending efforts. Excluding the loans acquired from Finger Lakes, commercial loans increased $164.7 million, or 27% from the first quarter of 2002 to the first quarter of 2003. As a result of this increase in commercial lending, the Company increased its provision for credit losses to $2.0 million for the quarter ended March 31, 2003 from $1.5 million for the same period in 2002. However, asset quality remained strong as non-performing loans were 0.45% of total loans at March 31, 2003. Deposits were $2.40 billion at March 31, 2003 compared to $2.13 billion at March 31, 2002. This 12% increase primarily resulted from the acquisition of Finger Lakes, which added $259.5 million of funding, as well as internal growth which included the opening of two new banking centers, and the addition of new deposit products. This increase was partially offset by the sale of the Lacona Banking Center in October 2002, which reduced deposits by $26.4 million.

The increase in net earning assets was offset by a 52 basis point decline in the Company's net interest rate spread to 2.78% for the quarter ended March 31, 2003 from 3.30% for the same period in 2002. This decrease is primarily due to the historically low interest rate environment coupled with the Company's strategy of investing funds from the second step stock offering in lower yielding short-term investments, due to the greater risk of extending out on the yield curve. Additionally, during the first quarter of 2003, the Company's interest earning assets began to reprice much faster than its interest bearing liabilities as a result of the rate driven level of principal prepayments received on both residential mortgages and mortgage-backed securities. This high level of principal prepayments on mortgage-backed securities reduced the effective yield earned on those investments as the Company amortized approximately $2.3 million of premiums paid at purchase for those securities in the first quarter of 2003 compared to $456 thousand for the first quarter of 2002. As a result, the net interest margin decreased to 3.21% for the quarter ended March 31, 2003 from 3.52% for the same period in 2002.

For the first quarter of 2003, the Company had $10.0 million of noninterest income from continuing operations, an increase of $789 thousand over the same period in 2002. This increase was largely the result of increased bank service charges and fee income of $461 thousand due primarily to the Finger Lakes acquisition and its six branch locations. Additionally, during the first quarter of 2003, the Company's insurance agency realized an additional $350 thousand from the receipt of contingent profit sharing commissions, which was more favorable than originally estimated. Finally, noninterest income increased $279 thousand from the quarter ended March 31, 2002 to the quarter ended March 31, 2003 due to strong annuity sales resulting from the Company's increased emphasis on this line of business.

Noninterest expense from continuing operations for the three months ended March 31, 2003 increased $3.4 million to $22.0 million from $18.6 million for the comparable period of 2002. This increase was primarily due to the acquisition of Finger Lakes and internal growth, which included the addition of new banking centers. More specifically, salaries and benefits expense grew $1.5 million from the first quarter of 2002 to the first quarter of 2003, of which approximately $800 thousand can be attributed to the acquisition of Finger Lakes. Additionally, salaries and benefits increased as a result of annual merit increases, as well as the additional ESOP shares purchased in the second step offering, the accelerated vesting of stock options and awards, and the rise in the Company's stock price, which caused stock-based compensation expense to increase $409 thousand. During the first quarter of 2003, marketing and advertising expense increased $530 thousand in comparison to the same period in 2002 primarily due to the continuation of the "First Niagara" branding campaign, which began in the fourth quarter of 2002. For the quarter ended March 31, 2003, occupancy and equipment, as well as technology and communications expense increased a combined $965 thousand, of which approximately $500 thousand can be attributed to the Finger Lakes acquisition and the remainder was due to internal growth and the upgrading of technology.

Outlook

"With the completion of our second step stock offering and acquisition of Finger Lakes behind us, we have turned our attention to deploying our remaining excess capital," stated Mr. Swan. "This will include both banking and financial services acquisitions, de novo branch expansion, as well as commercial loan growth. We anticipate opening four or five new banking centers in 2003, which commenced with the opening of our Ithaca Banking Center in January, and will be followed by the opening of our first location in the Syracuse/Onondaga market later this month. Consistent with our strategy of transforming our loan portfolio to become more commercial bank-like, we are projecting commercial loan growth will again exceed 20% for 2003 which will benefit our net interest margin. However, as a result of our assumption that the current low interest rate environment will continue until the end of the third quarter of 2003, combined with our asset/liability management decision to invest our stock offering proceeds and excess funds from operations in lower yielding short-term investments, we are anticipating that our net interest margin will be in the 3.30% to 3.40% range for 2003. Based upon the above assumptions, as well as the results of the first quarter, we are projecting that full year diluted earnings per share will be between $0.53 and $0.57. This estimate does not consider capital management strategies that may be implemented by the Company during the remainder of 2003."

Profile

First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $3.6 billion and deposits of $2.4 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 45 banking centers, a loan production office, several financial services subsidiaries, and 84 ATMs throughout upstate New York. First Niagara's range of products includes personal and business checking, savings, business loan and mortgage products, cash management services, investment alternatives, lease financing and trust services. The Company offers an expanded product line, which includes commercial and personal insurance and investment advisory services.

Conference Call

A conference call will be held at 10:00 a.m. (EST) on Thursday April 10 to discuss these first quarter results, as well as the Company's strategy and future outlook. Those wishing to participate in the call may dial 1-888-694-4767 and reference First Niagara. A replay of the call will be available until April 17, 2003 by dialing 1-877-519-4471, access code 3816267.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans.

Officer Contacts

William E. Swan.......................  Chairman, President and CEO
Paul J. Kolkmeyer.....................  Executive Vice President, COO and CFO
Christopher J. Thome..................  Reporting and Investor Relations Manager
                                        (716) 625-7645
                                        chris.thome@fnfg.com

Leslie G. Garrity.....................  Public Relations and Corporate
                                        Communications Manager
                                        (716) 625-7528
                                        leslie.garrity@fnfg.com

Corporate Information

First Niagara Financial Group, Inc.     Transfer Agent and Registrar
6950 South Transit Road                 Mellon Investor Services, LLC
P.O. Box 514                            P.O. Box 3315
Lockport, New York 14095-0514           South Hackensack, NJ 07606
Telephone (800) 201-6621                Telephone (800) 851-9677
www.fnfg.com                            www.melloninvestor.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data
Exhibit 99.1

                                                 2003                                       2002
                                              ----------   -------------------------------------------------------------------
                                                 First        As of          Fourth         Third       Second        First
                                                Quarter    December 31,     Quarter        Quarter      Quarter      Quarter
                                              ----------   ------------   ----------     ----------   ----------    ----------
------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------
Total assets                                  $3,603,432     2,934,795     2,934,795     2,882,867     2,872,223     2,854,763
Total interest-earning assets                 $3,293,147     2,676,194     2,676,194     2,617,973     2,614,950     2,603,948
Fed funds and other short-term investments    $  392,956        45,167        45,167       216,543       125,177       147,801
Securities, at amortized cost                 $  666,750       625,324       625,324       431,741       550,720       553,310
Loans:
   Real estate loans:
    One-to four-family                        $  992,949       927,453       927,453       926,162       944,268       962,433
    Home equity                               $  167,087       136,986       136,986       134,641       130,642       121,212
    Multi-family                              $  171,582       170,357       170,357       153,786       145,650       142,955
    Commercial real-estate                    $  377,878       303,136       303,136       302,197       291,778       264,397
    Construction                              $  117,324       107,200       107,200        94,046        82,133        77,204
                                              ----------    ----------    ----------    ----------    ----------    ----------
      Total real estate loans                 $1,826,820     1,645,132     1,645,132     1,610,832     1,594,471     1,568,201
                                              ----------    ----------    ----------    ----------    ----------    ----------

   Commercial business loans                  $  208,137       178,555       178,555       174,867       154,778       143,121
   Consumer loans                             $  188,260       169,155       169,155       172,104       178,725       181,182
   Net deferred costs and discounts           $    7,965         2,591         2,591         2,355         2,365         1,786
                                              ----------    ----------    ----------    ----------    ----------    ----------
      Total loans                             $2,231,182     1,995,433     1,995,433     1,960,158     1,930,339     1,894,290
Goodwill and other intangibles                $  107,048        80,493        80,493        80,717        80,776        81,016

Total interest-bearing liabilities            $2,706,561     2,468,396     2,468,396     2,425,613     2,431,133     2,436,611

Deposits:
   Interest-bearing deposits:
    Savings accounts                          $  688,597       632,894       632,894       634,312       623,412       551,002
    Interest-bearing checking                 $  511,941       467,550       467,550       484,778       512,719       528,416
    Certificates of deposit                   $1,054,996       879,246       879,246       880,130       871,759       930,545
    Mortgagors' payments held in escrow       $    9,317        15,619        15,619        12,698        16,387        10,523
   Noninterest-bearing deposits               $  133,946       134,160       134,160       127,614       123,997       111,804
                                              ----------    ----------    ----------    ----------    ----------    ----------
      Total deposits                          $2,398,797     2,129,469     2,129,469     2,139,532     2,148,274     2,132,290
Stock subscription proceeds (1)               $      N/A        75,952        75,952           N/A           N/A           N/A

Short-term borrowings                         $   63,980        69,312        69,312        73,426        72,633        72,251
Long-term borrowings                          $  377,730       327,823       327,823       340,269       334,223       343,874
Stockholders' equity                          $  711,646       283,696       283,696       279,173       272,303       264,202
Tangible equity (2)                           $  604,598       203,203       203,203       198,456       191,527       183,186
Fair value adjustment included in
   stockholders' equity                       $    3,333         4,230         4,230         3,675         3,197           454
Common shares outstanding                         66,071        25,005        25,005        24,988        24,925        24,856
Total loans serviced for others               $  289,341       242,871       242,871       258,997       255,818       249,469

                                                 2003                                      2002
                                              ----------   -------------------------------------------------------------------
                                                 First     Year-to-Date     Fourth         Third        Second         First
                                                Quarter    December 31,     Quarter       Quarter       Quarter       Quarter
                                              ----------   ------------   ----------    ----------    ----------    ----------
------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES (3)
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------
Total assets                                  $3,460,151     2,852,799     2,872,553     2,894,726     2,869,204     2,773,161
Total interest-earning assets                 $3,163,493     2,597,142     2,614,851     2,638,472     2,617,506     2,516,202
Fed funds and other short-term investments    $  295,743       137,639       144,490       208,145       121,566        74,813
Securities, at amortized cost                 $  681,051       513,561       480,747       456,455       573,919       544,451
Loans (4)                                     $2,167,176     1,931,288     1,973,358     1,954,118     1,911,144     1,885,312
Goodwill and other intangibles                $  101,695        80,866        80,639        80,784        80,932        81,116
Interest-bearing liabilities:
   Savings accounts                           $  671,930       588,611       627,502       634,107       592,461       498,453
   Interest-bearing checking                  $  485,655       507,305       470,735       501,684       519,283       538,325
   Certificates of deposit                    $1,014,610       883,867       878,675       877,185       900,201       879,491
   Mortgagors' payments held in escrow        $   12,237        17,579        15,528        22,660        16,733        15,135
   Stock subscription proceeds (1)            $   35,000         2,355         9,342           N/A           N/A           N/A
   Other borrowed funds                       $  438,047       414,064       409,182       411,520       411,557       424,190
                                              ----------    ----------    ----------    ----------    ----------    ----------
    Total interest-bearing liabilities        $2,657,479     2,413,781     2,410,964     2,447,156     2,440,235     2,355,594

Interest-bearing deposits                     $2,184,432     1,997,362     1,992,440     2,035,636     2,028,678     1,931,404
Noninterest-bearing deposits                  $  128,000       115,977       127,315       121,324       111,738       103,410
                                              ----------    ----------    ----------    ----------    ----------    ----------
   Total deposits                             $2,312,432     2,113,339     2,119,755     2,156,960     2,140,416     2,034,814

Stockholders' equity                          $  618,195       274,533       283,087       278,073       270,796       265,949
Tangible equity (2)                           $  516,500       193,667       202,448       197,289       189,864       184,833
Common shares outstanding (5):
   Basic                                          65,758        64,445        64,647        64,543        64,375        64,205
   Diluted                                        67,268        65,883        66,194        66,080        65,770        65,307

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)
Exhibit 99.1

                                                                2003                                 2002
                                                              --------  -----------------------------------------------------------
                                                               First     Year-to-Date   Fourth        Third      Second     First
                                                               Quarter   December 31,  Quarter       Quarter     Quarter    Quarter
                                                              --------   ------------  --------     --------    --------   --------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Interest income                                               $ 42,923      167,637      40,654       41,914      42,536     42,533
Interest expense                                              $ 17,535       76,107      17,103       18,857      19,828     20,319
                                                              --------     --------    --------     --------    --------   --------
Net interest income                                           $ 25,388       91,530      23,551       23,057      22,708     22,214
Provision for credit losses                                   $  1,957        6,824       1,835        1,729       1,730      1,530
                                                              --------     --------    --------     --------    --------   --------
Net interest income after provision for credit losses         $ 23,431       84,706      21,716       21,328      20,978     20,684

Noninterest income:
   Bank service charges and fees                              $  3,800       14,226       3,748        3,662       3,477      3,339
   Lending and leasing income                                 $    899        5,523       1,771        1,521       1,192      1,039
   Insurance services and fees                                $  3,309       12,610       2,846        3,063       3,579      3,122
   Bank-owned life insurance earnings                         $    753        2,706         689          680         683        654
   Annuity and mutual fund commissions                        $    752        2,585         660          679         773        473
   Investment advisory and fiduciary services                 $    220        1,112         232          244         309        327
   (Loss) gain from investment securities available for sale  $    (16)      (1,044)       (801)        (311)         82        (14)
   Gain on sale of banking center (6)                         $     --        2,429       2,429           --          --         --
   Other                                                      $    330        1,640         391          435         496        318
                                                              --------     --------    --------     --------    --------   --------
     Total noninterest income                                 $ 10,047       41,787      11,965        9,973      10,591      9,258

Noninterest expense:
   Salaries and benefits                                      $ 12,572       45,180      11,595       11,663      10,809     11,113
   Occupancy and equipment                                    $  2,441        7,526       1,845        1,880       1,871      1,930
   Technology and communications                              $  2,360        8,599       2,375        2,085       2,233      1,906
   Marketing and advertising                                  $  1,068        2,612         768          686         620        538
   Amortization of other intangibles                          $    318          677         175          178         162        162
   Other                                                      $  3,288       12,737       3,855        2,984       2,916      2,982
                                                              --------     --------    --------     --------    --------   --------
     Total noninterest expense                                $ 22,047       77,331      20,613       19,476      18,611     18,631

Income from continuing operations before income taxes         $ 11,431       49,162      13,068       11,825      12,958     11,311
Income taxes from continuing operations                       $  3,980       18,752       4,735        4,018       6,085      3,914
                                                              --------     --------    --------     --------    --------   --------
     Income from continuing operations                        $  7,451       30,410       8,333        7,807       6,873      7,397
                                                              --------     --------    --------     --------    --------   --------
Income from discontinued operations, net of tax (7)           $    163          385          69          129         134         53
                                                              --------     --------    --------     --------    --------   --------
     Net income                                               $  7,614       30,795       8,402        7,936       7,007      7,450
                                                              --------     --------    --------     --------    --------   --------
-----------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Net income per share (5):
   Basic                                                      $   0.12         0.48        0.13         0.12        0.11       0.12
   Diluted                                                    $   0.11         0.47        0.13         0.12        0.11       0.11
Cash dividends (5)                                            $   0.05         0.17        0.05         0.04        0.04       0.04
Dividend payout ratio                                            41.67%       35.42%      38.46%       33.33%      36.36%     33.33%
Dividend yield (annualized) (8)                                   1.73%        1.68%       1.96%        1.30%       1.50%      2.41%
Book value (5)                                                $  10.77         4.39        4.39         4.32        4.22       4.11
Tangible book value (2) (5)                                   $   9.15         3.14        3.14         3.07        2.97       2.85
Market price (NASDAQ: FNFG) (5):
   High                                                       $  11.92        12.41       12.39        12.41       11.59       7.52
   Low                                                        $  10.11         6.07       10.03        10.31        6.57       6.07
   Close                                                      $  11.75        10.10       10.10        12.21       10.73       6.74

-----------------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (3)
(Annualized)
-----------------------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets                                       0.89%        1.08%       1.16%        1.09%       0.98%      1.09%
   Return on average equity                                       5.00%       11.22%      11.78%       11.32%      10.38%     11.36%
   Return on average tangible equity (2)                          5.98%       15.90%      16.47%       15.96%      14.80%     16.35%
Yield on interest-earning assets                                  5.46%        6.45%       6.20%        6.33%       6.51%      6.80%
Rate on interest-bearing liabilities                              2.68%        3.15%       2.81%        3.06%       3.26%      3.50%
                                                              --------     --------    --------     --------    --------   --------
Net interest rate spread                                          2.78%        3.30%       3.39%        3.27%       3.25%      3.30%
Net interest margin                                               3.21%        3.52%       3.60%        3.50%       3.47%      3.52%
As a percentage of average assets:
   Noninterest income (9)                                         1.18%        1.50%       1.76%        1.41%       1.47%      1.36%
   Noninterest expense                                            2.58%        2.71%       2.85%        2.67%       2.60%      2.72%
                                                              --------     --------    --------     --------    --------   --------
   Net overhead                                                   1.40%        1.21%       1.09%        1.26%       1.13%      1.36%
Efficiency ratio (9)                                             62.19%       57.55%      56.76%       58.41%      56.03%     59.17%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)
Exhibit 99.1

                                                   2003                               2002
                                                 -------   ---------------------------------------------------------
                                                  First       As of      Fourth       Third      Second       First
                                                 Quarter   December 31,  Quarter     Quarter     Quarter     Quarter
                                                 -------   -----------   -------     -------     -------     -------

--------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS (10)

--------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                          18.64%      10.27%      10.27%      10.69%      10.18%      10.02%
Total risk based capital                           19.70%      11.34%      11.34%      11.81%      11.25%      11.06%
Tier 1 (core) capital                              12.21%       6.54%       6.54%       6.90%       6.73%       6.76%
Tangible capital                                   12.15%       6.54%       6.54%        N/A         N/A         N/A
Equity to assets                                   19.75%       9.67%       9.67%       9.68%       9.48%       9.25%

--------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
--------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   One-to four-family                            $ 3,723       4,071       4,071       4,656       4,252       5,040
   Home equity                                   $   474         332         332         396         488         504
   Commercial real-estate and multi-family       $ 1,537       1,225       1,225       2,187       2,240       2,365
   Consumer                                      $   630         652         652         690         619         746
   Commercial business                           $ 3,572       1,198       1,198       2,992       4,134       4,062
                                                 -------     -------     -------     -------     -------     -------
     Total non-performing loans                  $ 9,936       7,478       7,478      10,921      11,733      12,717

Other non-performing assets                      $ 1,646       1,423       1,423         151         310         676
                                                 -------     -------     -------     -------     -------     -------
Total non-performing assets                      $11,582       8,901       8,901      11,072      12,043      13,393

Allowance for credit losses                      $23,913      20,873      20,873      20,299      19,694      18,983
Net loan charge-offs                             $   918       4,678       1,261       1,124       1,019       1,274
Provision for credit losses as a
   percentage of net loan charge-offs             213.18%     145.87%     145.52%     153.83%     169.77%     120.09%
Total non-performing assets as a
   percentage of total assets                       0.32%       0.30%       0.30%       0.38%       0.42%       0.47%
Total non-performing loans to total loans           0.45%       0.37%       0.37%       0.56%       0.61%       0.67%
Net charge-offs to average loans (annualized)       0.17%       0.24%       0.25%       0.23%       0.21%       0.27%
Allowance for credit losses to total loans          1.07%       1.05%       1.05%       1.04%       1.02%       1.00%
Allowance for credit losses
   to non-performing loans                        240.67%     279.13%     279.13%     185.87%     167.85%     149.27%
--------------------------------------------------------------------------------------------------------------------
Personnel FTE                                        897         945         945         937         941         932
Number of banking centers                             45          38          38          39          38          38

----------

(1) Represents stock subscription proceeds received exclusive of funds authorized for withdrawal from deposit accounts with First Niagara Bank, which are included within their respective deposit account categories and totaled $13.2 million at December 31, 2002.
(2)   Excludes goodwill and other intangibles.
(3)   Averages presented are daily averages.
(4)   Net of deferred costs and unearned discounts.
(5) All per share data and references to the number of shares outstanding for purposes of calculating per share amounts are restated to give retroactive recognition to the 2.58681 exchange ratio applied in the January 17, 2003 conversion.
(6) On October 25, 2002, the Company sold its Lacona Banking Center. In connection with this transaction, approximately $2.6 million of assets and $26.4 million of deposits were sold, which resulted in a gain of $2.4 million.
(7) Effective February 17, 2003, First Niagara Bank sold NOVA Healthcare Administrator, Inc. its wholly- owned third-party benefit plan administrator subsidiary as it was not considered one of the Company's strategic core businesses. Accordingly, in accordance with SFAS No. 144, "Accounting for the impairment or disposal of long-lived assets," for current and prior periods presented the Company has reported the results of operations from NOVA as "Discontinued Operations," including the net of tax gain on sale realized in the first quarter of 2003 of $207 thousand.
(8)   Computed based upon the period end closing stock price.
(9)   Excludes net gain/loss on securities available for sale.
(10) Effective November 8, 2002, First Niagara Bank converted to a federal charter subject to Office of Thrift Supervision ("OTS") capital requirements. These capital requirements apply only to First Niagara Bank and do not consider additional capital retained by the Holding Company. Prior to converting to federal charters, the Holding Company and First Niagara Bank were required to maintain minimum capital ratios calculated in a similar manner to, but not entirely the same as, the framework of the OTS. Amounts prior to the fourth quarter of 2002 have not been recomputed to reflect OTS requirements.